ROBECO-SAGE TRITON INSTITUTIONAL FUND, L.L.C. (the "Fund")

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints Timothy J. Stewart, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Fund's Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the "SEC") on or about October 8, 2008, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                  Each of the undersigned hereby executes this Power of Attorney as of this 3rd day of October, 2008.

         SIGNATURE                                   TITLE
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                                     Principal Manager, President and Chief
/s/ Timothy J. Stewart                     Executive Officer
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Timothy J. Stewart


/s/ Charles S. Crow, III             Manager
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Charles S. Crow, III


/s/ Richard B. Gross                 Manager
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Richard B. Gross


/s/ David C. Reed                    Manager
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David C. Reed


/s/ Matthew J. Davis                 Chief Financial Officer
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Matthew J. Davis